Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 12, 2011, relating to the consolidated financial statements of Bioanalytical Systems Inc. We also consent to the references to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-172508) incorporated by reference into this Registration Statement.

/s/ Crowe Horwath LLP

Fort Wayne, Indiana
May 6, 2011